Exhibit 99.1

Secured Digital Provides Revenue Forecast for Q1 2008;

Company to roll-out Bluetooth Network for VoIP and Proximity Marketing Services

NEW YORK--(BUSINESS WIRE)--Secured Digital Applications, Inc. (OTCBB:SDGL), a provider of mobile communication, business process outsourcing, multimedia content production, information technology and computing consulting services today announced it forecasts revenue of approximately $14.5 million and net income in the range of $400,000 to $450,000 for the first quarter of 2008.

The Company also announced that it has entered into a licensing agreement to establish data communication networks to enable voice and data communication between Bluetooth-enabled devices over the Internet and proximity marketing to users of such devices. Using Bluetooth transmitters, proximity marketing allows brand owners and advertisers to distribute advertising contents in a variety of media such as video, sound and text associated with a particular place.

Through the use of communication plug-ins, the Company has successfully integrated proximity marketing with voice communication or chats using the Voice over Internet Protocol (VoIP) between users of Bluetooth-enabled devices such as cell phones, Personal Digital Assistants (PDAs) and laptops. The Company plans to roll out its first Bluetooth proximity marketing, data and voice communication network service in China during Q4 2008.

“Our revenue has continued to grow during Q1 2008 with our broad portfolio of products and services (www.eystar.com),” said Patrick Lim, Chairman and CEO of Secured Digital. “SDGL is confident that the Company’s Bluetooth proximity marketing, data and voice communication network service will successfully dovetail with its existing multimedia production and enhance its revenue for 2008 and beyond.”

About Secured Digital Applications, Inc.:

Secured Digital Applications, Inc. is a provider of mobile communication, Business Process Outsourcing (“BPO”), multimedia content production, information technology and computing consulting services. The Company’s BPO services include online financial accounting integrated with RFID enabled document, people, inventory and asset tracking applications. The Company's media production includes content for television, the Internet and multimedia presentations. The Company also develops and implements solutions for smarthome and biometric security. The Company serves customers in Asia as well as the United States. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

CONTACT:
Secured Digital Applications Inc.
Elwayne Hafen, 303-693-0072
ehafen@digitalapps.net
or
Newport Capital Consultants
Stephen Jones, 972-712-1039
esjones1@aol.com